UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021

FIRST FINANCIAL BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7674	75-0944023
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2021, the Board of Directors (the “Board”) of First Financial Bankshares, Inc., a Texas corporation (the “Company”), approved the amendment and restatement of the Company’s Supplemental Executive Retirement Plan (the “SERP”) to be effective as of January 1, 2022.

The SERP benefits certain key senior management and highly compensated employees of the Company who are selected by the Compensation Committee of the Board (the “Compensation Committee”) to participate, including, currently, each of our named executive officers. The SERP is intended to provide a benefit from the Company at or commencing upon retirement, death, disability, voluntary or involuntary termination of services (other than “for cause”), or other distribution date selected by the participant (as applicable, the “Distribution Date”), subject to the requirements of Section 409A of the Internal Revenue Code. Under the SERP, the Company may, but is not required to, make discretionary contributions to a participant’s account from time to time. The discretionary Company contributions may be fully vested or subject to vesting conditions imposed by the Compensation Committee; provided, however, that all unvested amounts credited to a participant’s account will become fully vested upon the participant’s death or disability or upon the occurrence of a change of control (as defined in the SERP). Contributions to the SERP on behalf of a participant are credited with earnings and losses based on the participant’s investment elections. The investment options under the SERP are currently the same as those offered under the Company’s 401(k) Profit Sharing and Employer Stock Ownership Plan and Trust, except that Company stock is not an available investment option under the SERP (other than respect to restricted stock units deferred by a participant under the SERP). A participant’s vested account is payable to the participant on the applicable Distribution Date in lump sum or installments, as elected by the participant in accordance with the requirements of Section 409A of the Internal Revenue Code.

The amended and restated SERP includes amendments that permit, among other, things eligible participants in the SERP to defer receipt of up to 25% of their base salary and up to all of a participant’s bonus and settlement of restricted stock units pursuant to the terms of the SERP. Prior to the amendment and restatement of the SERP, participants only received discretionary Company contributions under the SERP.

The foregoing description of the SERP is qualified in its entirety by reference to the complete text of the SERP. A copy of the SERP is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	First Financial Bankshares, Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: November 1, 2021	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer